VILLAGE SUPER MARKET, INC.
                               EXECUTIVE OFFICES
                              733 Mountain Avenue
                          Springfield, New Jersey 07081
                             Phone:  (973) 467-2200
                              Fax:  (973) 467-6582



                          VILLAGE SUPER MARKET, INC.
                        DECLARES 7% DIVIDEND INCREASE



Contact:        Kevin Begley, CFO
                (973) 467-2200, Ext. 220
                Kevin.Begley@wakefern.com


     Springfield, New Jersey September 11, 2009 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared a 7% increase in the quarterly cash dividend. The increased quarterly cash dividends are $.23 per Class A common share and $.15 per Class B common share. The dividends will be payable on October 22, 2009 to shareholders of record at the close of business on October 1, 2009.

     Village Super Market operates a chain of 26 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.